Exhibit 99.1

Press Release

MagnaChip Reports Second Quarter 2012 Financial Results

•	Q2 Revenue Increased 14.5% Sequentially Driven By Strong Growth From Power Solutions (33.4%) and Foundry (34.6%) Revenue

•	Gross Margin Expanded 280 Basis Points to 31.0% in Q2

•	Expects Q3 Revenue to Increase 7% to 11% and Gross Margin to Increase 100 to 200 Basis Points on a Sequential Basis

SEOUL, South Korea and CUPERTINO, Calif., August 2, 2012 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the second quarter ended June 30, 2012.

Revenue for the second quarter of 2012 was $202.6 million, a 14.5% increase compared to $177.0 million for the first quarter of 2012, and a 0.5% decrease compared to $203.7 million for the second quarter of 2011.

Gross margin was $62.9 million or 31.0%, as a percent of revenue, for the second quarter of 2012. This compares to gross margin of $49.9 million or 28.2% for the first quarter of 2012 and $66.2 million or 32.5% for the second quarter of 2011.

“I am very pleased that the second quarter represented our sixth consecutive quarter of meeting revenue and gross margin guidance in what is being described as a challenging macro environment. Our foundry services and power solutions segments saw greater than anticipated order strength and revenue growth during the quarter,” said Sang Park, MagnaChip Chairman and CEO. “This is possible because of our alignment with strategic customers in high growth markets—including the leading smart phone and tablet PC makers. During the last three years, we have made solid progress shifting our customer base and refocusing our product portfolio. Our direct and indirect revenue from the top two smart phone/tablet PC makers has almost tripled in the first half of this year compared to the first half of 2010.”

Net income, on a GAAP basis, for the second quarter of 2012 totaled $4.3 million or $0.12 per diluted share. This compares to net income of $15.3 million or $0.40 per diluted share for the first quarter of 2012 and net income of $31.6 million or $0.78 per diluted share for the second quarter of 2011. Net income was impacted primarily by a foreign currency loss of $10.6 million during the quarter which was primarily related to non-cash translation losses for intercompany balances that were denominated in U.S. dollars.

Adjusted net income, a non-GAAP measurement, for the second quarter of 2012 totaled $17.9 million or $0.48 per diluted share compared to $6.5 million or $0.17 per diluted share for the first quarter of 2012 and $22.5 million or $0.56 per diluted share for the second quarter of 2011.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP.

Combined cash balances (cash and cash equivalents plus restricted cash) totaled $161.0 million at the end of the second quarter of 2012, an increase of $0.4 million from the end of the prior quarter. Cash provided from operations totaled approximately $26.7 million for the second quarter of 2012.

Revenue by Segment

In thousands of US dollars	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Semiconductor Manufacturing Services	$91,318	$67,863	$96,458
Display Solutions	76,784	83,225	82,719
Power Solutions	33,699	25,253	23,739
Other	833	661	763
Total Revenue	$202,634	$177,002	$203,679

Second Quarter and Recent Company Highlights

•	Sixth Consecutive Quarter of Achieving Financial Guidance.

•	Factory Utilization Increased to More than 90% in the Second Quarter.

•	Achieved GAAP EPS of $0.12 Per Diluted Share and Adjusted EPS of $0.48.

•	Completed Successful Secondary Offering of 7 Million Shares of Common Stock in May.

•	Repurchased 539 Thousand Shares under MagnaChip’s Stock Repurchase Program Announced October 11, 2011.

Business Outlook

For the third quarter of 2012, MagnaChip expects:

•	Revenue to increase 7% to 11% to $217 million to $225 million on a sequential basis.

•	Gross margin to increase 100 to 200 basis points to 32.0% to 33.0% sequentially.

Non-GAAP Metrics

Adjusted EBITDA excludes charges related to depreciation and amortization, interest expense, net, income tax expense, restructuring and impairment charges, stock-based compensation expense, foreign currency loss (gain), net, derivative valuation gain, net, secondary offering expense, and loss on early extinguishment of senior notes. Adjusted net income (loss) excludes charges related to restructuring and impairment charges, stock-based compensation expense, amortization of intangible assets associated with continuing operations, foreign currency loss (gain), net, derivative valuation gain, net, secondary offering expense, and loss on early extinguishment of senior notes. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including third quarter 2012 revenue and gross profit. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on March 8, 2012 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. 408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Net sales	$202,634	$177,002	$203,679
Cost of sales	139,776	127,087	137,497

Gross profit	62,858	49,915	66,182

Gross profit %	31.0%	28.2%	32.5%
Selling, general and administrative expenses	20,093	18,209	17,458
Research and development expenses	19,762	19,831	20,614
Restructuring and impairment charges	—	—	2,475

Operating income	23,003	11,875	25,635
Other income (expense)
Interest expense, net	(5,619)	(5,580)	(6,369)
Foreign currency gain (loss), net	(10,586)	11,109	18,234
Loss on early extinguishment of senior notes	—	—	(4,103)
Other	701	89	203

	(15,504)	5,618	7,965

Income before income taxes	7,499	17,493	33,600

Income tax expense	3,159	2,230	1,970

Net income	$4,340	$15,263	$31,630

Earnings per common share :
- Basic	$0.12	$0.41	$0.81
- Diluted	$0.12	$0.40	$0.78

Weighted average number of shares—Basic	36,713,569	37,524,127	39,066,303
Weighted average number of shares—Diluted	37,566,699	38,298,336	40,294,902

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Net income	$4,340	$15,263	$31,630
Adjustments:
Depreciation and amortization	7,923	7,474	15,412
Interest expense, net	5,619	5,580	6,368
Income tax expense	3,159	2,230	1,970
Restructuring and impairment charges	—	—	2,475
Stock-based compensation expense	457	458	605
Foreign currency loss (gain), net	10,586	(11,109)	(18,234)
Derivative valuation gain, net	(701)	(85)	(203)
Secondary offering expense	1,216	—	—
Loss on early extinguishment of senior notes	—	—	4,103

Adjusted EBITDA	$32,599	$19,811	$44,126

Adjusted EBITDA per common share:
- Diluted	$0.87	$0.52	$1.10
Weighted average number of shares—Diluted	37,566,699	38,298,336	40,294,902
Net income	$4,340	$15,263	$31,630
Adjustments:
Restructuring and impairment charges	—	—	2,475
Stock-based compensation expense	457	458	605
Amortization of intangibles	1,980	1,993	2,080
Foreign currency loss (gain), net	10,586	(11,109)	(18,234)
Derivative valuation gain, net	(701)	(85)	(203)
Secondary offering expense	1,216	—	—
Loss on early extinguishment of senior notes	—	—	4,103

Adjusted net income	$17,878	$6,520	$22,456

Adjusted net income per common share:
- Diluted	$0.48	$0.17	$0.56
Weighted average number of shares - Diluted	37,566,699	38,298,336	40,294,902

We define Adjusted EBITDA as net income adjusted to exclude (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expense, (iv) restructuring and impairment charges (v) stock-based compensation expense, (vi) foreign currency loss (gain), net, (vii) derivative valuation gain, net, (viii) secondary offering expense, and (ix) loss on early extinguishment of senior notes.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income as net income adjusted to exclude (i) restructuring and impairment charges (ii) stock-based compensation expense, (iii) amortization of intangibles, (iv) foreign currency loss (gain), net, (v) derivative valuation gain, net, (vi) secondary offering expense, and (vii) loss on early extinguishment of senior notes.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$155,764	$162,111
Restricted cash	5,218	6,830
Accounts receivable, net	135,090	125,922
Inventories, net	75,417	62,836
Other receivables	2,497	256
Prepaid expenses	4,940	6,032
Other current assets	8,102	15,909

Total current assets	387,028	379,896

Property, plant and equipment, net	219,021	182,663
Intangible assets, net	18,139	16,787
Long-term prepaid expenses	4,137	4,790
Other non-current assets	17,379	18,539

Total assets	$645,704	$602,675

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$92,906	$77,848
Other accounts payable	23,344	13,452
Accrued expenses	39,550	31,723
Current portion of capital lease obligations	—	2,852
Derivative liabilities	8,449	9,757
Other current liabilities	6,566	2,007

Total current liabilities	170,815	137,639
Long-term borrowings, net	201,519	201,389
Accrued severance benefits, net	96,883	90,755
Other non-current liabilities	5,939	6,222

Total liabilities	475,156	436,005

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 39,468,338 shares issued and 36,353,545 outstanding at June 30, 2012 and 39,439,115 shares issued and 37,907,575 outstanding at December 31, 2011	395	394
Additional paid-in capital	100,027	98,929
Retained earnings	113,553	93,950
Treasury stock, 3,114,793 shares at June 30, 2012	(28,728)	(11,793)
Accumulated other comprehensive loss	(14,699)	(14,810)

Total stockholders’ equity	170,548	166,670

Total liabilities and stockholders’ equity	$645,704	$602,675

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012	June 30, 2011
Cash flows from operating activities
Net income	$4,340	$19,603	$54,098
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,923	15,397	29,315
Provision for severance benefits	6,272	10,975	8,396
Amortization of debt issuance costs and original issue discount	255	497	491
Loss (gain) on foreign currency translation, net	12,879	55	(44,109)
Loss (gain) on disposal of property, plant and equipment, net	79	(190)	(11)
Loss on disposal of intangible assets, net	4	15	8
Restructuring and impairment charges	—	—	2,475
Stock-based compensation	457	915	1,246
Loss on early extinguishment of senior notes	—	—	4,103
Other	(471)	(348)	1,104
Changes in operating assets and liabilities
Accounts receivable	(9,635)	(8,296)	2,103
Inventories	(8,638)	(11,498)	(14,300)
Other receivables	1,444	(2,580)	(1,309)
Other current assets	315	8,851	(884)
Deferred tax assets	275	1,146	824
Accounts payable	2,073	14,654	12,139
Other accounts payable	9,975	9,677	13,800
Accrued expenses	(1,996)	7,890	3,141
Other current liabilities	4,386	6,611	(1,155)
Payment of severance benefits	(2,493)	(4,816)	(3,745)
Other	(735)	(1,996)	(232)

Net cash provided by operating activities	26,709	66,562	67,498

Cash flows from investing activities
Decrease (increase) in restricted cash	(1,361)	1,634	—
Proceeds from disposal of plant, property and equipment	618	891	23
Purchase of plant, property and equipment	(21,970)	(46,728)	(26,926)
Payment for intellectual property registration	(375)	(565)	(324)
Payment for acquisition	—	(8,642)	—
Decrease in short-term financial instruments	—	173	—
Collection of guarantee deposits	39	70	979
Payment of guarantee deposits	2	(176)	(1,483)
Other	(5)	(53)	(402)

Net cash used in investing activities	(23,052)	(53,396)	(28,133)

Cash flows from financing activities
Proceeds from issuance of common stock	75	183	8,818
Repurchase of senior notes	—	—	(38,150)
Repayment of obligations under capital lease	(1,458)	(2,968)	(3,182)
Acquisition of treasury stock	(5,000)	(16,935)	—

Net cash used in financing activities	(6,383)	(19,720)	(32,514)
Effect of exchange rates on cash and cash equivalents	1,867	207	(1,259)

Net increase (decrease) in cash and cash equivalents	(859)	(6,347)	5,592

Cash and cash equivalents
Beginning of the period	156,623	162,111	172,172

End of the period	$155,764	$155,764	$177,764